Axos Financial, Inc. to Acquire E*TRADE Advisor Services
RIA Custodian Acquisition includes approximately $23 billion of Assets under Custody and $1.2 billion of Client Cash Deposits

SAN DIEGO, CA – (BUSINESSWIRE) – April 20, 2021 – Axos Financial, Inc. (NYSE: AX) (“Axos” or the "Company”), parent of Axos Bank, announced today that its wholly-owned subsidiary Axos Clearing LLC (“Axos Clearing”) has signed a definitive agreement to acquire certain assets and liabilities of E*TRADE Advisor Services (“EAS”), the registered investment advisor (“RIA”) custody business Morgan Stanley acquired in its acquisition of E*TRADE Financial Corporation in 2020. Axos will fund the $55 million cash purchase price with existing capital at Axos Financial, Inc. and expects this transaction to close in the third calendar quarter of 2021.

“We are extremely excited to announce the EAS acquisition,” said Gregory Garrabrants, President and Chief Executive Officer of the Axos Financial, Inc. “The addition of approximately 200 RIA custody relationships with $23 billion of combined assets under custody significantly accelerates our time-to-scale in this business. We intend to leverage EAS’ turnkey technology platform and Axos Clearing’s capabilities to expand the service offerings to independent registered investment advisors and turnkey asset management program managers. The $1.2 billion of client cash deposits adds another potential source of low-cost funding and optionality for Axos Bank. Assuming minimal cost and revenue synergies, we expect the acquisition to be 5% accretive to our fiscal 2023 earnings per share, with a tangible book value earn-back of approximately three years.”

“We’d like to welcome the EAS team and their clients to Axos,” continued Mr. Garrabrants. “The RIA custody business is an integral part of our strategic plan, and adding a team of experts with decades of experience and relationships with the RIA community is something we highly value. We look forward to investing in and growing the EAS team to support their high-touch service model.”

A presentation providing additional details regarding this transaction is available on the Axos Financial, Inc. website at https://investors.axosfinancial.com/.

About Axos Financial, Inc. and Subsidiaries
Axos Financial, Inc. is the holding company for Axos Bank, Axos Clearing LLC and Axos Invest, Inc. Axos Bank is a nationwide bank, with approximately $14.4 billion in assets, that provides consumer and business banking products through its low-cost distribution channels and affinity partners. Axos Clearing LLC and Axos Invest, Inc., provide comprehensive securities clearing services to introducing broker-dealers and registered investment advisor correspondents and digital investment advisory services to retail investors, respectively. Axos Financial, Inc.’s common stock is listed on the NYSE under the symbol “AX” and is a component of the Russell 2000® Index, the KBW Nasdaq Financial Technology Index, and the S&P SmallCap 600® Index. For more information on Axos Bank, please visit axosbank.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to Axos’ financial prospects and other projections of its performance, specifically the acquisition of EAS. These and other risks and uncertainties detailed in Axos’ periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Axos undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:
Johnny Lai, CFA
VP, Corporate Development and Investor Relations
Axos Financial, Inc.
Phone: 1-858-649-2218
Email: jlai@axosfinancial.com